 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-281880
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 19, 2024)
INSPIRATO INCORPORATED
$10,671,158
Class A Common Stock
We have entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) relating to the shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $10,671,158 from through or to Northland acting as sales agent or principal pursuant to this prospectus supplement and the accompanying base prospectus.
Sales of our Class A Common Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market LLC (“Nasdaq”) or any other existing trading market in the United States for our Class A Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Northland as principal, and/or in any other method permitted by law. If we and Northland agree on any method of distribution other than sales of shares of our Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Northland is not required to sell any specific number or dollar amount of securities, but Northland has agreed to use its commercially reasonable efforts consistent with its normal sales and trading practices, as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Northland will be entitled to total compensation at a commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the Class A Common Stock on our behalf, Northland will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Northland will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Northland with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).
Our Class A Common Stock and public warrants, where each whole warrant is exercisable for 0.05 shares of Class A Common Stock at an exercise price of $230.00 per share, are listed on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively.
As of September 23, 2024, the aggregate market value of our Class A Common Stock held by our non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, was $32,013,474, based on 4,146,823 shares of Class A Common Stock held by non-affiliates as of such date and a price of $7.72 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on August 1, 2024. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a registered offering pursuant to this registration statement with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75.0 million.
Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus to read about important facts you should consider before buying our Class A Common Stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
Northland Capital Markets
The date of this prospectus supplement is September 24, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), which we refer to as the SEC or the Commission, using a “shelf” registration process. We provide information to you about the issuances and sales of the Class A Common Stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the Class A Common Stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the Class A Common Stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference is accurate as of any date other than the date of such document.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the Class A Common Stock offered hereby before making an investment decision. You should also read and consider the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying base prospectus. You should also carefully consider the matters discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the Class A Common Stock offered hereby. We and Northland take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer to sell nor a solicitation of an offer to buy our Class A Common Stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the Class A Common Stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the Class A Common Stock offered hereby, is accurate as of any date other than the respective dates thereof.
In this prospectus supplement, references to “Inspirato,” the “Company,” “we,” “us” or “our” refer to Inspirato Incorporated and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of the offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying base prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 14, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2024, March 28, 2024, May 21, 2024, May 31, 2024, August 9, 2024, August 15, 2024, August 16, 2024, September 3, 2024, September 4, 2024, and September 16, 2024; and

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the description of our capital stock filed with the SEC as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Common Stock” and “Description of Preferred Stock” in the accompanying base prospectus.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.
We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement

(other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at:
Inspirato Incorporated
Attention: General Counsel & Corporate Secretary
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inspirato.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompany base prospectus, or the registration statement of which they form a part.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:
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our partnership with Capital One Services, LLC;

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our ability to service our outstanding indebtedness and satisfy related covenants;

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the impact of changes to our executive management team;

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our ability to comply with the continued listing standards of Nasdaq and the continued listing of our securities on Nasdaq;

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changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

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the implementation, market acceptance and success of our business model, growth strategy and new products;

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our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;

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the ability of our services to meet members’ needs;

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our ability to compete with others in the luxury travel and hospitality industry;

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our ability to attract and retain qualified employees and management;

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our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;

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our ability to develop and maintain our brand and reputation;

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developments and projections relating to our competitors and industry;

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the impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;

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expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

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our future capital requirements and sources and uses of cash;

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the impact of our reduction in workforce on our expenses;

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the impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;

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our ability to obtain funding for our operations and future growth;

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our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;

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the impact on our liquidity as a result of the obligations in our contractual agreements, including covenants therein;

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our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures; and

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other risks identified in the section entitled “Risk Factors” in any post-effective amendment hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus supplement, the accompanying base prospectus and in any documents incorporated by reference herein and therein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus supplement.
Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.
All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A Common Stock. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying base prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part.
Our Business
We are a subscription-based luxury travel company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners and custom travel experiences.
For travelers, we offer access to a diverse portfolio of vacation options that includes approximately 420 private luxury vacation homes available to our customers, and accommodations at over 230 luxury hotel and resort partners in over 180 destinations around the world as of June 30, 2024. Our portfolio also includes Inspirato Only experiences, featuring one-of-a-kind luxury safaris, cruises and other experiences with Inspirato-only member lists along with Bespoke trips, which offer custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
The mailing address of our principal executive office is 1544 Wazee Street, Denver, CO 80202, and our telephone number is 303-586-7771.
Corporate History and Background
Inspirato was incorporated in Delaware on July 31, 2020 as Thayer Ventures Acquisition Corporation (“Thayer”), a special purpose acquisition company formed for the purpose of effecting a merger with one or more operating businesses. Inspirato LLC entered into a Business Combination Agreement dated June 30, 2021 and as amended September 15, 2021 to become a publicly traded company through a business combination with Thayer. On February 11, 2022, Thayer and Inspirato LLC consummated the transaction contemplated in the Business Combination Agreement whereby, among other transactions, a subsidiary of Thayer merged with and into Inspirato LLC with Inspirato LLC as the surviving company (the “Business Combination”), resulting in Inspirato LLC becoming a subsidiary of Thayer. Thayer changed its name to “Inspirato Incorporated” upon closing of the Business Combination.
On August 12, 2024, Inspirato entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC, a Delaware limited liability company (“One Planet Group”), relating to the issuance and sale to One Planet Group of (i) 1,335,271 shares of Class A Common Stock for an aggregate purchase price of $4,579,980 (such transaction, the “Tranche 1 Purchase”) and (ii) 1,580,180 shares of Class A Common Stock for an aggregate purchase price of $5,420,020 and an accompanying warrant to purchase up to 2,915,451 shares of Class A Common Stock (such transaction, the “Tranche 2 Purchase”). In addition, pursuant to the Investment Agreement, One Planet Group was granted an option (the “Option”) to acquire an additional number of shares of Class A Common Stock with an aggregate purchase price of up to $2,500,000, where the purchase price for each share will be the same as the per share purchase price in the Tranche 1 Purchase and the Company will deliver a number of warrants equal to the number of shares of Class A Common Stock being purchased as part of the Option. The closing of the Tranche 1 Purchase occurred on August 13, 2024. The closing of the Tranche 2 Purchase took place on September 13, 2024.

Additional Information
For additional information, we refer you to the section entitled “Where You Can Find Additional Information” of this prospectus supplement and the accompanying base prospectus.

THE OFFERING
Issuer	Inspirato Incorporated.
Class A Common Stock Offered	Shares of Class A Common Stock having an aggregate offering price of up to $10,671,158.
Shares of Class A Common Stock Outstanding Prior to this Offering	7,041,309 shares of Class A Common Stock (as of September 19, 2024).
Shares of Class A Common Stock Outstanding After this Offering	9,391,784 shares of Class A Common Stock, assuming sales of 2,350,475 shares of Class A Common Stock in this offering at an offering price of $4.54 per share, which was the last reported sale price of Class A Common Stock on Nasdaq on September 23, 2024. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.
Manner of Offering	Sales of shares of Class A Common Stock under this prospectus supplement and the accompanying base prospectus may be made through or to Northland, as our sales agent or principal, by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Sales Agreement, Northland will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of Nasdaq, on mutually agreeable terms between Northland and us. See “Plan of Distribution.”
Use of Proceeds	We intend to use the net proceeds, if any, from the sale of shares of our Class A Common Stock for general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of Class A Common Stock offered by this prospectus supplement and the accompanying base prospectus. See “Use of Proceeds.”
Risk Factors	See the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in the documents incorporated herein and therein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of Class A Common Stock.
Nasdaq Market Symbol	“ISPO”

RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, in addition to the other information, documents or reports included or incorporated by reference into this prospectus supplement or the accompanying base prospectus. You should also carefully consider the risk factors in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement or the accompanying base prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information” in this prospectus supplement and the accompanying base prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Inspirato may face additional risks and uncertainties that are not presently known, or that are currently deemed immaterial, which may also impair our business or financial condition.
Risks Related to this Offering
We have broad discretion in how we use the net proceeds from this offering.
Our management will have broad discretion as to the application of the net proceeds, if any, from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A Common Stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.
You may experience immediate and substantial dilution in the net tangible book value per share of our Class A Common Stock you purchase.
As of June 30, 2024, we had 3,818,727 shares of Class A Common Stock and 2,857,635 shares of our Class V Common Stock, par value $0.0001 per share (together with the Class A Common Stock, our “Common Stock”), outstanding. The net tangible book value of our Common Stock on June 30, 2024 was approximately $(27.53) per share of Common Stock. The price per share of our Class A Common Stock offered hereunder may exceed the net tangible book value per share of Common Stock prior to your purchase. In such event, you will suffer immediate dilution in an amount representing the difference between our net tangible book value per share of our Common Stock after giving effect to your purchase and the purchase price per share of our Class A Common Stock that you pay in the offering. In addition, depending upon market liquidity at the time, subsequent sales of the Class A Common Stock issued in this offering into the public markets may cause the trading price of our Class A Common Stock to decline.
You may experience significant dilution as a result of future equity offerings and exercise of outstanding options.
In order to raise additional capital, we may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in future transactions may be higher or lower than the price per share in this offering.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Northland at any time throughout the term of the Sales Agreement. The number of shares that are sold through Northland after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A Common Stock during the sales period, any limits we may set with Northland in any applicable placement notice, and the demand for our Class A Common Stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the sales agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Resales of our Class A Common Stock in the public market following any issuance and sale of our Class A Common Stock pursuant the Sales Agreement may cause the market price of our Class A Common Stock to fall.
We may issue Class A Common Stock from time to time as contemplated by this prospectus supplement. The issuance from time to time of these new shares of Class A Common Stock, or our ability to issue these shares of Class A Common Stock, could result in resales of our Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our Class A Common Stock in the public market following the issuances and sales contemplated by this prospectus supplement, the market price of our Class A Common Stock could fall.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by us under this prospectus supplement and the accompanying base prospectus for general corporate purposes.
We cannot guarantee that we will receive any proceeds in connection with our Class A Common Stock offered pursuant to this prospectus supplement and the accompanying base prospectus because we may choose not to issue any of our Class A Common Stock covered by this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of Class A Common Stock by Non-U.S. Holders (as defined below). This discussion is limited to Non-U.S. Holders who purchase our Class A Common Stock pursuant to this offering and who hold Class A Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law (including, but not limited to, proposed legislation) will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address the Medicare contribution tax on certain net investment income, the alternative minimum tax, special tax accounting rules under Section 451(b) of the Code, U.S. federal estate or gift tax laws, or any state, local or non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
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banks or other financial institutions;

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tax-exempt entities;

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insurance companies;

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dealers in securities or foreign currencies;

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traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to our Class A Common Stock;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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regulated investment companies, mutual funds or real estate investment trusts;

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“controlled foreign corporations” or “passive foreign investment companies;”

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persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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former citizens or long-term residents of the United States;

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persons that hold our Class A Common Stock as a part of a straddle, hedge, integrated transaction or similar transaction;

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persons that directly, indirectly or constructively own 5 percent or more (by vote or value) of our Class A Common Stock; or

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persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of such Class A Common Stock.
IF YOU ARE CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S.

FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH CLASS A COMMON STOCK, AS APPLICABLE, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY OTHER TAXING JURISDICTION, OR ANY APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL CHANGES IN U.S. FEDERAL TAX LAW AS WELL AS ANY POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Class A Common Stock, that, for U.S. federal income tax purposes, is not a partnership and is not:
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an individual who is a citizen or resident of the United States;

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a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions
If we pay distributions with respect to our Class A Common Stock in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. Holders, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Non-U.S. Holder’s Class A Common Stock and will be treated as described under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Subject to the discussions below regarding effectively connected income, backup withholding and the Foreign Account Tax Compliance Act and the Treasury Regulations and other official IRS guidance issued thereunder (collectively, “FATCA”), any dividend paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our Class A Common Stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “— Gain on Sale, Exchange or Other Taxable Disposition of our Class A Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends received by a Non-U.S. Holder that are treated as effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the holder in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA. In order to obtain this exemption, a Non-U.S. Holder must provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by corporate Non-U.S. Holders that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. Non-U.S. Holders should consult their tax advisor regarding the tax consequences of the ownership and disposition of our Class A Common Stock, including the application of any applicable tax treaties that may provide for different rules.
Gain on Sale, Exchange or other Taxable Disposition of our Class A Common Stock
Subject to the discussions below regarding backup withholding and FATCA, any gain realized by a Non-U.S. Holder upon the sale or other taxable disposition of our Class A Common Stock generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States);

•
the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
our Class A Common Stock constitutes a United States real property interest (a “USRPI”) by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the holder’s holding period for, our Class A Common Stock.

Non-U.S. Holders described in the first bullet above generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Individual Non-U.S. Holders described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.
Regarding the third bullet, we believe that we are not currently a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder disposing of our Class A Common Stock will be treated as disposing of a USRPI only if it has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose. If we were a USRPHC and our Class A Common Stock was not treated as regularly traded on an established securities market for this purpose, a Non-U.S. Holder would be subject to tax on any gain recognized on the sale or other taxable disposition of Class A Common Stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such Non-U.S. Holder’s percentage ownership of our Class A Common Stock.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the dividends we pay or are deemed to pay to such holder and the tax withheld, if any, with respect to such dividends. A

Non-U.S. Holder will have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends. A Non-U.S. Holder generally will not be subject to U.S. backup withholding with respect to payments of dividends if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E or other appropriate IRS From W-8 (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person (as defined in the Code).
Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our Class A Common Stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a Non-U.S. Holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a Non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a Non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Subject to the following paragraph, FATCA generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our Class A Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from the U.S. nonresident withholding tax described above and backup withholding, including under the exemptions described above. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the holder’s country of residence may modify the requirements described in this section. Holders should consult with your own tax advisors regarding the application of FATCA to your ownership and disposition of our Class A Common Stock.
The U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A Common Stock. The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Northland Securities, Inc., under which we may issue and sell our Class A Common Stock from time to time through or to Northland acting as sales agent or principal. Sales of shares of our Class A Common Stock, if any, under this prospectus supplement may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct Northland not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. Northland or we may suspend the offering of Class A Common Stock upon notice and subject to other conditions.
Northland will offer our Class A Common Stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and Northland. We will designate through Northland the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Subject to the terms and conditions of the Sales Agreement, Northland will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of Class A Common Stock requested to be sold by us. The obligations of Northland under the Sales Agreement to sell our Class A Common Stock are subject to a number of conditions that we must meet.
We will pay Northland commissions for its services in acting as sales agent in the sale of Class A Common Stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Northland for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed (i) $60,000 in connection with the execution of the Sales Agreement, (ii) $10,000 per calendar quarter in connection with ongoing diligence arising from the transactions contemplated by the Sales Agreement, and (iii) $35,000 in connection with the filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock sold under the Sales Agreement and/or an amendment of the Sales Agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Northland under the terms of the Sales Agreement, will be approximately $150,000.
Settlement for sales of Class A Common Stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Northland in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Northland may agree upon.
In connection with the sale of the Class A Common Stock on our behalf, Northland will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Northland will be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to Northland against certain civil liabilities, including liabilities under the Securities Act.
This offering of our Class A Common Stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our Class A Common Stock subject to this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.
Northland and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
In addition, in the ordinary course of its business activities, Northland and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Northland and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Northland Capital Markets is the trade name for certain capital markets and investment banking divisions of Northland Securities, Inc., Member FINRA and SIPC.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuances and sales of our Class A Common Stock offered by this prospectus supplement and the accompanying base prospectus. Northland is being represented in connection with the issuances and sales of our Class A Common Stock offered by this prospectus supplement and the accompanying base prospectus by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Inspirato Incorporated as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-281880
PROSPECTUS
INSPIRATO INCORPORATED
$50,000,000
Common Stock
Preferred Stock
Warrants
Units
Inspirato Incorporated (“Inspirato,” the “Company,” “we,” “us,” or “our”) may offer and sell from time to time up to $50,000,000 of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), preferred stock, $0.0001 par value per share, warrants to purchase any of the other securities that may be sold under this prospectus, and units consisting of two or more of these classes or series of securities and securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.
We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.
We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.
Our Class A Common Stock and public warrants, where each whole warrant is exercisable for 0.05 shares of Class A Common Stock at an exercise price of $230.00 per share (the “Public Warrants”), are listed on the Nasdaq Global Market LLC (“Nasdaq”) under the symbols “ISPO” and “ISPOW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.
As of August 29, 2024, the aggregate market value of our Class A Common Stock held by our non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $6.2 million, based on 1,573,961 shares of Class A Common Stock held by non-affiliates as of such date and a price of $3.94 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on August 29, 2024. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a registered offering pursuant to this registration statement with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75.0 million.
The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 19, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), which we refer to as the SEC or the Commission, using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” in this prospectus. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 14, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2024, March 28, 2024, May 21, 2024, May 31, 2024, August 9, 2024, August 15, 2024, August 16, 2024, September 3, 2024, September 4, 2024, and September 16, 2024; and

•
the description of our capital stock filed with the SEC as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Common Stock” and “Description of Preferred Stock” herein.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:
Inspirato Incorporated
Attention: General Counsel & Corporate Secretary
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
You may also access the documents incorporated by reference in this prospectus through our website at www.inspirato.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:
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our partnership with Capital One Services, LLC;

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our ability to service our outstanding indebtedness and satisfy related covenants;

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the impact of changes to our executive management team;

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our ability to comply with the continued listing standards of Nasdaq and the continued listing of our securities on Nasdaq;

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changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

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the implementation, market acceptance and success of our business model, growth strategy and new products;

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our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;

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the ability of our services to meet members’ needs;

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our ability to compete with others in the luxury travel and hospitality industry;

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our ability to attract and retain qualified employees and management;

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our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;

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our ability to develop and maintain our brand and reputation;

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developments and projections relating to our competitors and industry;

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the impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;

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expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

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our future capital requirements and sources and uses of cash;

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the impact of our reduction in workforce on our expenses;

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the impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;

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our ability to obtain funding for our operations and future growth;

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our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;

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the impact on our liquidity as a result of the obligations in our contractual agreements, including covenants therein;

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our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures; and

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other risks identified in the section entitled “Risk Factors” in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference herein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.
Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.
All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, in addition to the other information, documents or reports included or incorporated by reference into this prospectus. You should also carefully consider the risk factors in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information” in this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Inspirato may face additional risks and uncertainties that are not presently known, or that are currently deemed immaterial, which may also impair our business or financial condition.
Resales of our Class A Common Stock in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of shares of our Class A Common Stock could depress the trading price of our Class A Common Stock. An offering of new shares of our Class A Common Stock could result in resales of our Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our Class A Common Stock in the public market following an offering, the trading price of our Class A Common Stock could fall.
If you purchase our Class A Common Stock in an offering, you may experience immediate dilution.
Because the price per share of our Class A Common Stock being offered may be higher than the book value per share of our Class A Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of the Class A Common Stock you purchase in an offering. The issuance of additional shares of our Class A Common Stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Class A Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

THE COMPANY
We are a subscription-based luxury travel company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners and custom travel experiences.
For travelers, we offer access to a diverse portfolio of vacation options that includes approximately 420 private luxury vacation homes available to our customers, and accommodations at over 230 luxury hotel and resort partners in over 180 destinations around the world as of June 30, 2024. Our portfolio also includes Inspirato Only experiences, featuring one-of-a-kind luxury safaris, cruises and other experiences with Inspirato-only member lists along with Bespoke trips, which offer custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
The mailing address of our principal executive office is 1544 Wazee Street, Denver, CO 80202, and our telephone number is 303-586-7771.
Corporate History and Background
Inspirato was incorporated in Delaware on July 31, 2020 as Thayer Ventures Acquisition Corporation (“Thayer”), a special purpose acquisition company formed for the purpose of effecting a merger with one or more operating businesses. Inspirato LLC entered into a Business Combination Agreement dated June 30, 2021 and as amended September 15, 2021 to become a publicly traded company through a business combination with Thayer. On February 11, 2022, Thayer and Inspirato LLC consummated the transaction contemplated in the Business Combination Agreement whereby, among other transactions, a subsidiary of Thayer merged with and into Inspirato LLC with Inspirato LLC as the surviving company (the “Business Combination”), resulting in Inspirato LLC becoming a subsidiary of Thayer. Thayer changed its name to “Inspirato Incorporated” upon closing of the Business Combination.
On August 12, 2024, Inspirato entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC, a Delaware limited liability company (“One Planet Group”), relating to the issuance and sale to One Planet Group of (i) 1,335,271 shares of Class A Common Stock for an aggregate purchase price of $4,579,980 (such transaction, the “Tranche 1 Purchase”) and (ii) 1,580,180 shares of Class A Common Stock for an aggregate purchase price of $5,420,020 and an accompanying warrant to purchase up to 2,915,451 shares of Class A Common Stock (such transaction, the “Tranche 2 Purchase”). In addition, pursuant to the Investment Agreement, One Planet Group was granted an option (the “Option”) to acquire an additional number of shares of Class A Common Stock with an aggregate purchase price of up to $2,500,000, where the purchase price for each share will be the same as the per share purchase price in the Tranche 1 Purchase and the Company will deliver a number of warrants equal to the number of shares of Class A Common Stock being purchased as part of the Option. The closing of the Tranche 1 Purchase occurred on August 13, 2024. The closing of the Tranche 2 Purchase took place on September 13, 2024.
Additional Information
For additional information, we refer you to the section of this prospectus titled “Where You Can Find Additional Information.”

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities hereunder for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of securities.

PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings.
From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class A Common Stock to engage in market-making activities with respect to our Class A Common Stock. These restrictions may affect the marketability of our Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Class A Common Stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:
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the name or names of underwriters, dealers or agents;

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the purchase price of the securities and the proceeds the issuer will receive from the sale;

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any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

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any commissions paid to agents;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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underwritten offerings;

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block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

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any other method permitted pursuant to applicable law.

DESCRIPTION OF COMMON STOCK
The following description is only a summary, and it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our amended and restated certificate of incorporation (as it may be further amended from time to time, our “Certificate of Incorporation”) and our amended and restated bylaws (as it may be further amended from time to time, the “Bylaws”) which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
Authorized Stock
The authorized capital stock of Inspirato is 85,000,000, consisting of 5,000,000 shares of preferred stock and 80,000,000 shares of common stock, $0.0001 par value per share, of which:
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50,000,000 shares are designated as Class A Common Stock;

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25,000,000 shares are designated as Class V common stock (“Class V Common Stock”); and

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5,000,000 shares are designated as Class B non-voting common stock (“Class B Common Stock” and together with the Class A Common Stock and the Class V Common Stock, the “Common Stock”).

As of September 19, 2024, there were 7,041,309 shares of Class A Common Stock, 2,857,635 shares of Class V Common Stock, and no shares of Class B Common Stock outstanding.
Voting Power
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law. The holders of Class A Common Stock and Class V Common Stock will at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Certificate of Incorporation (as it may be amended from time to time). Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in certain circumstances.
Holders of Class B Common Stock are not entitled to vote except as otherwise required by Delaware law.
Dividends
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A Common Stock and Class B Common Stock will be entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”) in its discretion, determines to issue dividends and then only at the times that the Board may determine. Any dividends paid to the holders of shares of Class A and Class B Common Stock shall be paid on a pro rata basis. The holders of our Class V Common Stock shall not be entitled to receive any dividends out of any assets of the Company.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, and after the rights of the holders of the preferred stock, if any, have been satisfied, each holder of our Common Stock outstanding at that time shall be entitled to receive $0.0001 per share and the remaining assets of whatever kind available for distribution to stockholders shall be distributable ratably among the holders of Common Stock outstanding at that time.
Preemptive or Other Rights
Holders of Common Stock are not entitled to preemptive rights, and shares of Common Stock are not subject to conversion, redemption, or sinking fund provisions, except that the Certificate of Incorporation provides for certain rights of conversion pursuant to which shares of Class A Common Stock may be converted into Class B Common Stock and vice-versa.

Election of Directors
Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the number of directors that constitutes the Board will be fixed solely by resolution adopted by a majority of the Board. The Certificate of Incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.

DESCRIPTION OF PREFERRED STOCK
The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
The Company has no preferred stock outstanding at the date hereof.
The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our Board, including, as applicable:
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the number of shares of preferred stock offered and the offering price of the preferred stock;

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the title and stated value of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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the date from which dividends on the preferred stock will accumulate, if applicable;

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the liquidation rights of the preferred stock;

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the procedures for auction and remarketing, if any, of the preferred stock;

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the sinking fund provisions, if applicable, for the preferred stock;

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the redemption provisions, if applicable, for the preferred stock;

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whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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whether the preferred stock will be listed on any securities exchange;

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whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

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any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Class A Common Stock, preferred stock or other securities. Warrants may be issued independently or together with Class A Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.
Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of shares of Class A Common Stock, preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
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the designation and terms of the units and the securities included in the units;

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any provision for the issuance, payment, settlement, transfer or exchange of the units;

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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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any material U.S. federal income tax consequences; and

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how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW
Some provisions of Delaware law and our Certificate of Incorporation and Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board, our Chief Executive Officer or our Board pursuant to adoption of a resolution.
Classified Board
Our Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board and requires a longer time period to do so. In most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more meetings of stockholders at which directors are elected. Any amendment to the provisions of our Certificate of Incorporation relating to our classified Board, and to the matters described in “—Election and Removal of Directors” below, would be subject to a two-thirds supermajority stockholder vote requirement.
Election and Removal of Directors
Our Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the Board. In addition, our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of our preferred stock, vacancies and newly created directorships on the Board may be filled only by a majority of the directors then serving on the Board, (except as otherwise required by law or by resolution of the Board). Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the voting power of the Company entitled to vote generally in the election of directors, voting together as a single class.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
No Stockholder Action by Written Consent
Subject to the rights of holders of our preferred stock, our Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.
No Cumulative Voting
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Boards decision regarding a takeover.
Authorized but Unissued Shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
The Certificate of Incorporation is silent on forum selection. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Inspirato Incorporated as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INSPIRATO INCORPORATED
$10,671,158
Class A Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets
September 24, 2024